Exhibit 10.1

Board of Directors

PartnerRe Ltd.

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Attn: Mr. Jean-Paul Montupet

August 2, 2015

Ladies and Gentlemen:

Reference is hereby made to the Agreement and Plan of Merger by and among EXOR N.V., a Dutch public limited liability company (naamloze vennootschap) (“Parent”), Pillar Ltd., a Bermuda exempted company and a wholly owned subsidiary of Parent (“Merger Sub”), PartnerRe Ltd., a Bermuda exempted company (“PartnerRe” ), and solely with respect to Sections 4.01 to 4.05, 6.13 and Section 9.13, EXOR S.p.A., a società per azioni organized under the laws of the Republic of Italy (“EXOR”), which was delivered to PartnerRe on August 2, 2015 (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

As you know, pursuant to Section 5.03 of the Merger Agreement, Parent is obligated to use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the merger, including by providing all information concerning it, its Affiliates and its Affiliates’ officer, directors, employees and partners as necessary in connection with obtaining regulatory approvals (the “Information Obligation”) and, pursuant to Section 9.13 of the Merger Agreement, EXOR has guaranteed the Information Obligation.

From the time our original proposal was first made, it was always the intention of the undersigned to collaborate in the proper and timely satisfaction of the obligations set forth in Section 5.03 of the Merger Agreement. Indeed, Mr. John Elkann has previously communicated to Mr. Jean-Paul Montupet directly and also our advisors have communicated to PartnerRe’s advisors, that if PartnerRe were willing to enter into good faith negotiations with EXOR under the terms of your Amalgamation Agreement, EXOR would be willing to make reasonable modifications to its proposal with a view to clarifying its intentions. Today, for the benefit of your Board and your shareholders, we are offering important enhancements to our earlier proposal in this letter and in the companion letter EXOR is delivering to you today.

By signature below each of the undersigned agree as follows:

1.	In addition to guaranteeing Parent’s Information Obligation, EXOR itself hereby also agrees to directly perform (or cause to be performed) the Information Obligation;

2.	Giovanni Agnelli e C. S.a.p.az (“GAC”), a limited partnership represented by shares (Societa’ in Accomandita per Azioni), and the majority and controlling shareholder of EXOR, and the only shareholder of EXOR with a 10% or greater voting interest, hereby also agrees to directly perform (or cause to be performed) the Information Obligation;

3.	John Elkann, Chairman and CEO of EXOR and Chairman and partner of GAC, hereby agrees to directly perform (or cause to be performed) the Information Obligation; and

4.	For the avoidance of doubt, Information Obligation includes with respect to any individual whose signature is required under applicable regulations for any of the regulatory applications for approval to be filed with applicable insurance regulators under Section 5.03 of the Merger Agreement, the signature of such individual and, if required, the fingerprints of such individual.

In addition, Mr. Elkann, in his individual capacity, represents and warrants that: (i) he controls GAC’s largest shareholder; (ii) all 5% or greater shareholder voting interests in GAC are held by Senatore Giovanni Agnelli's heirs, including Mr. Elkann, and other family members of Mr. Elkann; and (iii) he either has all information or the ability to obtain all information necessary to comply with the Information Obligation.

Notwithstanding Section 9.07 of the Merger Agreement, EXOR, GAC and Mr. Elkann intend and agree that their obligations contained in this letter agreement are intended for the benefit of PartnerRe and shall be enforceable by PartnerRe as if it was a party hereto.

Other than as provided herein, the terms and provisions of Sections 9.02 (Notices), 9.04 (Counterparts), 9.07 (No Third-Party Beneficiaries), 9.08 (Governing Law), 9.09 (Consent to Jurisdiction) and 9.11 (Assignment) of the Merger Agreement attached hereto are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this letter.

Sincerely,

EXOR S.P.A.	Giovanni Agnelli e. C. S.a.p.az.

/s/ John Elkann	/s/ John Elkann
John Elkann Chairman	John Elkann Chairman

/s/ John Elkann
John Elkann